UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2020

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware		73-1564280
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-26823	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	ARLP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01Entry into a Material Definitive Agreement

Credit Agreement

On March 9, 2020, Alliance Resource Partners, L.P. (the "Partnership") and its wholly-owned subsidiary Alliance Resource Operating Partners, L.P. (the "Intermediate Partnership") entered into a Fifth Amended and Restated Credit Agreement (the "Credit Agreement") with various financial institutions, including JPMorgan Chase Bank, N.A. as administrative agent (the "Administrative Agent").  The Credit Agreement provides for a $537.75 million revolving credit facility, reducing to $459.5 million on May 23, 2021, including a sublimit of $125 million for the issuance of letters of credit and a sublimit of $15.0 million for swingline borrowings (the "Revolving Credit Facility"), with a termination date of March 9, 2024, at which time the aggregate outstanding principal amount of all Revolving Credit Facility advances are required to be repaid in full.  The Credit Facility replaces the $494.75 million revolving credit facility  extended to the Intermediate Partnership under its Fourth Amended and Restated Credit Agreement, dated as of January 27, 2017, by various banks and other lenders, including JPMorgan Chase Bank, N.A. as administrative agent, that would have expired on May 23, 2021.

The Credit Agreement is guaranteed by the Partnership and certain of the Intermediate Partnership's material direct and indirect subsidiaries (the "Subsidiary Guarantors") and is secured by substantially all of the assets of the Subsidiary Guarantors, with some exceptions.  The Credit Agreement is not secured by the assets of the Partnership's or the Intermediate Partnership's oil & gas subsidiaries, Alliance Minerals, LLC and Alliance Royalty, LLC, or their direct and indirect subsidiaries, collectively the "Unrestricted Subsidiaries".  Borrowings under the Revolving Credit Facility bear interest, at our option, at either (i) the Base Rate at the greater of three benchmarks or (ii) a Eurodollar Rate, plus margins for (i) or (ii), as applicable, that fluctuate depending upon the ratio of Consolidated Debt to Consolidated Cash Flow (each as defined in the Credit Agreement).

The applicable margin for Revolving Credit Facility Advances is determined by reference to the Consolidated Debt to Consolidated Cash Flow Ratio (as such term is defined in the Credit Agreement) of the Intermediate Partnership as set forth below:

Consolidated Debt to Consolidated Cash Flow Ratio	Base Rate Advances	Eurodollar Rate Advances
Level I 1.50:1.0 or greater	1.850%	2.850%
Level II 1.00:1.0 or greater, but less than 1.50:1.0	1.600%	2.600%
Level III 0.50:1.0 or greater, but less than 1.00:1.0	1.350%	2.350%
Level IV less than 0.50:1.0	1.000%	2.000%

The Credit Agreement also provides for other fees, including an annual commitment fee of 0.35% on the undrawn portion of the Revolving Credit Facility and a fee with respect to the available amount under outstanding letters of credit.

The Credit Agreement contains various restrictions affecting the Intermediate Partnership and its material subsidiaries that are not Unrestricted Subsidiaries (the “Restricted Subsidiaries”), including, among other things, restrictions on incurrence of additional indebtedness and liens, sale of assets, investments, mergers and consolidations and transactions with affiliates including value transfers to Unrestricted Subsidiaries.  In each case, these restrictions are subject to various exceptions. In addition, the restrictions apply to the payment of cash distributions if such payment would result in a certain fixed charge coverage ratio (as defined in the Credit Agreement).  The Credit Agreement requires us to maintain (a) a debt to cash flow ratio of not more than 2.5 to 1.0, (b) a cash flow to interest expense ratio of not less than 3.0 to 1.0 and (c) a first lien debt to cash flow ratio of not more than 1.5 to 1.0, in each case, during the four most recently ended fiscal quarters.

The Credit Agreement contains customary provisions regarding events of default which, if not cured within any applicable grace periods, would permit the lenders to declare all outstanding advances immediately due and payable, including but not limited to failure to make timely payments of principal of or interest on the outstanding advances, the failure to comply with covenants or representations in the Credit Agreement, cross-defaults with certain other indebtedness, upon a "Change of Control" (as defined in the Credit Agreement), certain bankruptcy and insolvency related events, certain monetary judgment defaults, and certain claims arising under environmental laws that if, adversely determined, would be material.

Subject to certain exceptions, each of the Restricted Subsidiaries and Alliance Minerals, LLC is a guarantor of the obligations created under the Credit Agreement pursuant to a Subsidiary Guaranty, dated as of March 9, 2020 (the "Subsidiary Guaranty").  Under the Subsidiary Guaranty, each such subsidiary a party thereto has unconditionally guaranteed payments due under the Credit Agreement, including certain other additional expenses that may be incurred.  Subject to certain exceptions, new domestic subsidiaries of the Intermediate Partnership that are subsequently formed or acquired by the Intermediate Partnership are required to become a party to the Subsidiary Guaranty within a certain period of time.

The foregoing description of the Credit Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
10.1

Fifth Amended and Restated Credit Agreement, dated as of March 9, 2020, by and among Alliance Resource Operating Partners, L.P., as borrower, the initial lenders, initial issuing banks and swingline bank named therein, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., PNC Bank, National Association, BOKF, NA DBA Bank of Oklahoma and Suntrust Robinson Humphrey, Inc. as joint lead arrangers, JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., PNC Bank, National Association, BOKF, NA DBA Bank of Oklahoma and Suntrust Robinson Humphrey, Inc. as joint bookrunners, and the other institutions named therein as documentation agents.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President, Chief Executive Officer
and Chairman

Date: March 13, 2020

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